                         PROVIDENT INSTITUTIONAL FUNDS
                                 (the "Trust")

                        Bellevue Park Corporate Center
                             400 Bellevue Parkway
                          Wilmington, Delaware 19809


                              SERVICING AGREEMENT

Ladies and Gentlemen:

     This is a Servicing Agreement between the Trust and you as the Servicer named below concerning the provision of support services to your customers and customers of affiliated banks (collectively, "customers") who may from time to time beneficially own Administration Shares, Dollar Shares, Cash Reserve Shares and/or Cash Management Shares of one or more of the Trust's investment portfolios. Each Series and Class which are currently being offered are listed on Appendix A and the Class of Shares to which the Agreement (and the related fees) applies are identified by you on Appendix A. As used herein, "you" means the Servicer which has executed this Agreement and "we" (or "us") means the Trust.

     The terms and conditions of this Servicing Agreement are as follows:

Section 1.
---------

  1(a) Administration Shares.
  --------------------------

     You agree to provide the support services to customers, who may from time to time beneficially own a Series' Administration Shares for a fee, which will not exceed .10% (on an annual basis) of the average daily net asset value of a Series' Administration Shares held by you for the benefit of customers. Such support services may include the following: (i) answering customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the customers' investments; and (ii) assisting customers in designating and changing dividend options, account designations and addresses. You will provide to customers a schedule of all fees that you may charge to them relating to the investment of their assets in a Series Administration Shares.

  1(b) Dollar Shares.
  ------------------

     You agree to provide the support services to customers who may from time to time beneficially own a Series' Dollar Shares for a fee which will not exceed
 .25% (on an annual basis) of the average daily net asset value of such Series' Dollar Shares held by you for the benefit of customers. Such support services may include the following: (i) the services listed above under Section 1(a) with respect to Administration Shares,(ii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with our distributor; (iii) providing customers with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (iv) processing dividend payment from us on behalf of customers; (v) providing information periodically to customers showing their positions in a Series' shares; (vi) arranging for bank wires; (vii) responding to customer inquires relating to the Series or the services performed by you;
(viii) providing sub-accounting with respect to a Series' shares beneficially owned by customers or the information to us necessary for sub-accounting; (ix) if required by law forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (x) providing such other similar services as we may reasonable request to the extent you are permitted to do so under applicable statutes, rules or regulations. You will provide to customers a schedule of all fees that you may charge to them relating to the investment of their assets in a Series' Dollar Shares.

  1 (c) Cash Reserve Shares.
  --------------------------

     You agree to provide the support services to customers, who may from time to time beneficially own a Series' Cash Reserve Shares, for a fee which will not exceed .40% (on annual basis) of the average daily net asset value of such Series' Cash Reserve Shares held by you for the benefit of customers. An initial
 .10% (on an annual basis) of the average daily net asset value of such Shares will be paid to you for providing services which may include: (i) answering customer's inquiries regarding account status and history, the manner in which purchases, exchanges and redemption of shares may be effected and certain other matters pertaining to the customer's investments, (ii) assisting customers in designating and changing dividend options, account designations and addresses. Another .25% (on an annual basis) of the average daily net asset value of such Shares will be paid to you for providing services ("Support Services") which may include: (iii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with our distributor;
(iv) providing customers with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (v) processing dividend payment from us on behalf of customers; (vi) providing information periodically to customers showing their positions in a Series' Cash Reserve Shares; (vii) arranging for bank wires; (viii) responding to customer inquires relating to the Series or the services performed by you; (ix) providing sub-accounting with respect to a Series' shares beneficially owned by customers or the information to us necessary for sub-accounting; (x) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (xi) providing such other similar services as we may reasonable request to the extent you are permitted to do so under applicable statutes, rules or regulations. Another .5% (on an annual basis) of the average daily net asset value of such Shares will be paid to you for providing sweep services ("Sweep Services") which may include: (xii) providing the necessary computer hardware and software which links your DDA system to an account management system; (xiii) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Series based on established target levels for the customer's demand deposit accounts; (xiv) providing periodic statements showing a customer's account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with you; and (xv) furnishing (either separately or an integrated basis with other reports sent to a customer by you) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. You will provide to customers a schedule of all fees that you may charge to them relating to the investment of their assets in a Series' Cash Reserve Shares. Support Services are not "service" for purposes of the limitation in the applicable rule of the National Association of Securities Dealers, Inc.

  1 (d) Cash Management Shares.
  -----------------------------

     You agree to provide the support services to customers, who may from time to time beneficially own a Series' Cash Management Shares, for a fee which will not exceed .50% (on annual basis) of the average daily net asset value of Series' Cash Management Shares held by you for the benefit of customers. An initial .10% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing services which may include: (i) answering customer's inquiries regarding account status and history, the manner in which purchases, exchanges and redemption of shares may be effected and certain other matters pertaining to the customer's investments,
(ii) assisting customer in designating and changing dividend options, account designations and addresses. Another .25% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing services ("Support Services") which may include: (iii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the distributor; (iv) providing customers with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (v) processing dividend payment from the particular series on behalf of customers; (vi) providing information periodically to customers showing their positions in a Series' Cash Management Shares; (vii) arranging for bank wires; (viii) responding to customer inquires relating to the Series or the services performed by service organizations; (ix) providing sub-accounting with respect to a Series' shares beneficially owned by customers or the information necessary for sub-accounting; (x) if required by law, forwarding shareholder communications from the particular series (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (xi) providing such other similar services if requested to the extent permitted to do so under applicable statutes, rules or regulations. Another .5% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing sweep services ("Sweep Services") which may include: (xii) providing the necessary computer hardware and software which links the service organization DDA system to an account management system; (xiii) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Series based on established target levels for the customer's demand deposit accounts; (xiv) providing periodic statements showing a customer's account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with the service organization; and (xv) furnishing (either separately or an integrated basis with other reports sent to a customer by the service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions. Another .10% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing services which may include: (xvi) marketing and activities, including direct mail promotions that promote the sweep service, (xvii) expenditures for other similar marketing support such as for telephone facilities and in-house telemarketing, (xviii) distribution of literature promoting sweep services, (xix) travel, equipment, printing, delivery and mailing costs overhead and other office expenses attributable to the marketing of the sweep services. Support Services are not "service" for purposes of the limitation in the applicable rule of the National Association of Securities Dealers, Inc.

Section 2.  You will provide such office space and equipment, telephone and
---------
personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

Section 3.  Neither you nor any of your officers, employees or agents are
---------
authorized to make any representations concerning us or a Series' shares except those contained in our then current prospectus for such class of shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4.  For all purposes of this Agreement you will be deemed to be an
---------
independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5.  In consideration of the services and facilities provided by you
---------
hereunder, we will pay to you, and you will accept as full payment, a fee as described above. Such fee will be computed daily and payable monthly. The fee rate payable to you may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of any class of shares, including the sale of such shares to you for the account of any customer(s).

Section 6.  Any person authorized to direct the disposition of monies paid or
---------
payable by us pursuant to this Agreement will provide to the Board of Trustees, and the Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7.  We may enter into other similar Servicing Agreements with any other
---------
person or persons without your consent.

Section 8.  By your written acceptance of this Agreement, you represent, warrant
---------
and agree that (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; and (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with customers.

Section 9.  This Agreement will become effective on the date a fully executed
---------
copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue for a period of one year and thereafter will continue automatically for successive annual periods. This Agreement is terminable, without penalty, at any time by us or by you upon notice to us.

Section 10.  All notices and other communications to either you or us will be
----------
duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11.  This Agreement will be construed in accordance with the laws of the
----------
State of Delaware and is non-assignable by the parties hereto.

Section 12.  The names "Provident Institutional Funds" and "Trustees of
----------
Provident Institutional Funds" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 21, 1998, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The obligations of "Provident Institutional Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property allocated to such shares for the enforcement of any claims against the Trust.

  If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, PFPC Inc., c/o Rhonda Stanford at Bellevue Corporate Center, 400 Bellevue Parkway, W3-F400-01-3 Wilmington, DE 19809.

Very truly yours,

Provident Institutional Funds


__________________________________
Authorized Officer

Date:_____________________________

Accepted and Agreed to:


By:_______________________________


Date:_____________________________

                                   APPENDIX A
                                   ----------

     Please check the appropriate boxes to indicate both the Class of Shares and the respective Fund(s) for which you wish to act as a Service Organization:

  ADMINISTRATION SHARES = .10%
  ----------------------------

      [_] TempFund
      [_] T-Fund
      [_] MuniFund
      [_] California Money Fund

  DOLLAR SHARES = .25%
  --------------------

      [_] TempFund
      [_] TempCash
      [_] FedFund
      [_] T-Fund
      [_] Federal Trust Fund
      [_] Treasury Trust Fund
      [_] MuniFund
      [_] MuniCash Fund
      [_] California Money Fund
      [_] New York Money Fund

  CASH RESERVE SHARES = .40%
  --------------------------

      [_] TempFund
      [_] T-Fund
      [_] MuniFund
      [_] California Money Fund


  CASH MANAGEMENT SHARES = .50%
  -----------------------------

      [_] TempFund
      [_] T-Fund
      [_] MuniFund
      [_] California Money Fund